Exhibit 99.28(h)(xii)

EXECUTION

Amendment
To
Transfer Agency Services Agreement

This Amendment To Transfer Agency Services Agreement (“Amendment ”), dated as of November 14, 2018 (“Amendment Effective Date”), is being entered into by and between BNY Mellon Investment Servicing (US) Inc. (“BNYM”) and Old Westbury Funds, Inc. (“Investment Company”), on its own behalf and on behalf of each Portfolio of the Investment Company listed on Exhibit A to the Amended Agreement (as defined below).

Background

BNYM (under its former name, PFPC Inc., or under its current name) and the Fund previously entered into the Transfer Agency Services Agreement, made as of April 3, 2006, the Amended And Restated Exhibit A, dated November 12, 2007, the supplement regarding Unclaimed Property Services Terms of Service, dated March 1, 2012, the Amendment To Transfer Agency Services Agreement, dated November 15, 2013, the Amendment To Transfer Agency Services Agreement, dated February 21, 2014, the Amended and Restated Exhibit A, dated June 25, 2014, and the Amendment To Transfer Agency Services Agreement dated as of December 29, 2017 (collectively, the “Current Agreement”). The parties wish to amend the Current Agreement as set forth in this Amendment.

Terms

In consideration of the mutual promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound, agree to all statements made above and as follows:

1.           Modifications to Current Agreement. The Current Agreement is hereby amended by deleting Exhibit A in its entirety and replacing it with the Exhibit A attached to Amendment to Transfer Agency Services Agreement, dated as of November 14, 2018, between BNYM and the Investment Company.

2.           Adoption of Amended Agreement by New Portfolios. Each Portfolio that has been added to Exhibit A by virtue of this Amendment acknowledges and agrees that by virtue of its execution of this Amendment: (i) it becomes a party to, and bound by all terms and conditions of, the Current Agreement for any period BNYM provided services prior to the Amendment Effective Date, and (ii) it becomes a party to, and bound by all terms and conditions of, the Current Agreement as amended by this Amendment (“Amended Agreement”) as of the Effective Date. The term “Portfolio” has the same meaning in this Amendment as it has in the Current Agreement.

3.           Remainder of Current Agreement. Except as specifically modified by this Amendment, all terms and conditions of the Current Agreement shall remain in full force and effect.

4.           Governing Law. The governing law provision of the Current Agreement shall be the governing law provision of this Amendment.

5.           Entire Agreement. This Amendment constitutes the final, complete, exclusive and fully integrated record of the agreement of the parties with respect to the subject matter herein and the amendment of the Current Agreement with respect to such subject matter, and supersedes all prior and contemporaneous proposals, agreements, contracts, representations and understandings, whether written, oral or electronic, between the parties with respect to the same subject matter.

EXECUTION

6.           Facsimile Signatures; Counterparts. This Amendment may be executed in one more counterparts; such execution of counterparts may occur by manual signature, facsimile signature, manual signature transmitted by means of facsimile transmission or manual signature contained in an imaged document attached to an email transmission; and each such counterpart executed in accordance with the foregoing shall be deemed an original, with all such counterparts together constituting one and the same instrument. The exchange of executed copies of this Amendment or of executed signature pages to this Amendment by facsimile transmission or as an imaged document attached to an email transmission shall constitute effective execution and delivery hereof and may be used for all purposes in lieu of a manually executed copy of this Amendment.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their duly authorized officers, as of the day and year first above written.

BNY Mellon Investment Servicing (US) Inc.

By: /s/ Steven Williamson

Name: Steven Williamson

Title: VP

Old Westbury Funds, Inc.
On behalf of itself and each separate Portfolio
of the Investment Company listed on Exhibit A
attached hereto, each in its individual and
separate capacity

By: /s/ David Rossmiller

Name: David Rossmiller

Title: President
Old Westbury Funds, Inc.

EXECUTION

EXHIBIT A

(Dated: November 14, 2018)

THIS EXHIBIT A is Exhibit A to that certain Transfer Agency Services Agreement dated as of April 3, 2006 between BNY Mellon Investment Servicing (US) Inc. and Old Westbury Funds, Inc.

PORTFOLIOS

Old Westbury All Cap Core Fund
Old Westbury Large Cap Strategies Fund
Old Westbury Fixed Income Fund
Old Westbury Municipal Bond Fund
Old Westbury Small & Mid Cap Strategies Fund
Old Westbury Strategic Opportunities Fund
Old Westbury All Cap ESG Fund1
Old Westbury California Municipal Bond Fund2
Old Westbury New York Municipal Bond Fund2

1 Servicing commenced on February 28, 2018.

2 Servicing expected to commence on December 1, 2018.

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